UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2008

FLOWSERVE CORPORATION
 (Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 443-6500

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2008, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Flowserve Corporation (the “Company”) approved the threshold, target and maximum performance goals for the performance restricted stock units (“Performance Shares”) which were contingently awarded to participants in the Company’s Long-Term Incentive Plan (the “LTI Plan”) for the performance cycle which begins on January 1, 2008 and ends on December 31, 2010 (the “Performance Cycle”). The LTI Plan is a performance-based equity incentive plan that is funded through the Company’s 2004 Stock Compensation Plan (“Stock Compensation Plan”), both of which were previously approved by the Company’s shareholders and filed with the Securities and Exchange Commission. The named executive officers of the Company, as defined in Item 402(a)(3) of the Regulation S-K, were granted the following contingent Performance Shares:

Name	Contingent Performance Shares
Lewis M. Kling	14,990
Mark A. Blinn	5,100
Thomas E. Ferguson	3,450
Thomas L. Pajonas	3,700
Ronald F. Shuff	3,250

The remaining executive officers and certain other eligible management employees were also granted contingent Performance Shares. All participants who were awarded contingent Performance Shares received these grants under an individual Performance Restricted Stock Unit Agreement in accordance with the Company’s LTI Plan and the Stock Compensation Plan.

The performance goals approved by the Committee are based on the Company’s average return on net assets (“RONA”) during the Performance Cycle in comparison to the average RONA of the “Aspiration Group” during the Performance Cycle. The Aspiration Group is a defined group of companies selected by the Committee because of their strong financial performance and cyclical business cycles. The performance goals are expressed as percentages of the Aspiration Group’s average RONA during the Performance Cycle. The threshold performance goal is 85%; the target performance goal is 100%; and the maximum performance goal is 120%.  The Committee retained the discretion to adjust the Company’s results during the performance cycle for material changes resulting from unplanned divestitures, acquisitions, restructuring or changes in accounting policies.

The Committee also approved the percentage of contingent Performance Shares which will vest at the end of the Performance Cycle based on the Company’s achievement of the performance goals. If the Company reaches threshold performance, 50% of the contingent Performance Shares will vest.  If the Company reaches target performance, 100% of the contingent Performance Shares will vest. If the Company reaches maximum performance, 200% of the contingent Performance Shares will vest.

Since the Committee increased the percentage of contingent Performance Shares which will vest upon threshold performance from 25% to 50%, and increased the threshold performance goal from 75% to 85% of the Aspiration Group average RONA for the Performance Cycle, the Company’s individual grant agreements and form of Performance Restricted Stock Unit Agreement were subsequently amended to reflect the increases.

The contingent Performance Shares, if and to the extent earned, will vest prior to March 31, 2010, provided the participant is employed by the Company or a subsidiary as of the vesting date. Special vesting rules apply to participants whose employment with the Company terminates by reason of death, disability or retirement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION

By: /s/ Tara D. Mackey
Tara D. Mackey
Vice President, Assistant Corporate Secretary
and Compliance Counsel

Date: April 2, 2008

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